EX-99.(i)

February 17, 2005

AIG Series Trust
Harborside Financial Center
32000 Plaza 5
Jersey City, NJ 07311-4992

Re:      AIG Series Trust
         Securities Act Registration Statement No. 333-111662
                  Post-Effective Amendment No. 5
         Investment Company Act File No. 811-21482
                  Amendment No. 5

Ladies and Gentlemen:

We have acted as counsel for AIG Series Trust ("Registrant") and its initial investment series - 2010 High Watermark Fund, 2015 High Watermark Fund, 2020 High Watermark Fund and 2025 High Watermark Fund (the "Funds") - and are familiar with Registrant's registration statement with respect to the Funds under the Investment Company Act of 1940, as amended, and with the registration statement relating to its shares under the Securities Act of 1933, as amended (collectively, the "Registration Statement"). Registrant is organized as a statutory trust under the laws of the State of Delaware.


We have examined Registrant's Declaration of Trust and other materials relating to the authorization and issuance of shares of beneficial interest of Registrant, its initial Registration Statement on Form N-1A and the above referenced Amendments thereto filed on the date hereof (collectively, the "Amendment"), and such other documents and matters as we have deemed necessary to enable us to render this opinion.


Based upon the foregoing, we are of the opinion that the Funds' shares proposed to be sold pursuant to the Amendment, when it is made effective by the Securities and Exchange Commission, will have been validly authorized and, when sold in accordance with the terms of the Amendment and the requirements of applicable federal and state law and delivered by Registrant against receipt of the net asset value of the shares of the Funds, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by Registrant.


We hereby consent to the filing of this opinion as an exhibit to the Amendment to be filed with the Securities and Exchange Commission in connection with the continuous offering of the Registrant's shares of beneficial interest, as indicated above, and to the reference to our firm, as counsel to Registrant, in the Funds' Prospectus to be dated as of the effective date of the Amendment and in any revised or amended versions thereof, until such time as we revoke such consent. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.


Very truly yours,